UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 19, 2013

GALECTIN THERAPEUTICS INC.

(Exact name of registrant as specified in its charter)

Nevada	001-31791	04-3562325
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4960 PEACHTREE INDUSTRIAL BOULEVARD, Ste 240

NORCROSS, GA 30071

(Address of principal executive office) (zip code)

Registrant’s telephone number, including area code: (678) 620-3186

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 21, 2013, Galectin Therapeutics Inc. (the “Company) announced the hiring of Jack W. Callicutt as its new Chief Financial Officer, effective July 1, 2013. Thomas A. McGauley will continue to serve as the Company’s Chief Financial Officer until July 1, 2013, at which time he will become an independent consultant to the Company until the filing of the Company’s Form 10-Q for the quarter ended June 30, 2013.

Mr. Callicutt most recently served as Chief Financial Officer of REACH Health, Inc., a telemedicine networking firm, a position he has held since August 2012. He has also served as Chief Financial Officer of several other companies, including Vystar Corporation, a medical device company which produces latex products virtually free of antigenic proteins, from August 2010 to August 2011, IVOX, a data analytics company for the transportation/fleet and insurance industries from August 2008 to October 2009, Tikvah Therapeutics, a clinical stage biopharmaceutical company, from August 2007 to March 2008, and Coratus Genetics, a gene therapy company, from August 2003 to July 2007. Prior to Coratus Genetics, Mr. Callicutt spent 14 years with Deloitte and Touche LLP, including the last six years with Deloitte as an audit senior manager. He is a Certified Public Accountant and graduated with honors from Delta State University.

In conjunction with his hiring, the Company entered into an employment agreement with Mr. Callicutt on June 20, 2013 that will become effective on July 1, 2013 (the “Agreement”). The initial term of the Agreement will continue until December 31, 2016. Pursuant to the terms of the Agreement, Mr. Callicutt will receive an annual salary of $175,000 and will be eligible to receive a performance bonus equal to twenty percent of his salary. He will also receive a signing bonus of $10,000. In addition to his cash compensation, the Company is also awarding Mr. Callicutt a grant of options to purchase 200,000 shares of the Company’s common stock, with 25,000 shares vesting on December 31, 2013, 50,000 shares vesting on December 31, 2014, 50,000 shares vesting on December 31, 2015 and 75,000 shares vesting on December 31, 2016, at an exercise price equal to the closing price of the Company’s common stock on July 1, 2013.

As compensation for Mr. McGauley’s service as an independent consultant to the Company until the filing of the Company’s Form 10-Q for the quarter ended June 30, 2013, the Company granted Mr. McGauley options to purchase 25,000 shares of the Company’s common stock that will vest in full on the date that the Company’s Form 10-Q for the quarter ended June 30, 2013 is filed. The exercise price for the options is $3.97 per share, the closing price of the Company’s common stock on the date the grant was approved. On June 19, 2013, Mr. McGauley’s independent consulting agreement with the Company was amended in order to provide for the terms disclosed herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Galectin Therapeutics Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Galectin Therapeutics Inc.

Date: June 21, 2013	By:	/s/ Peter G. Traber, M.D.
Peter G. Traber, M.D.
President, Chief Executive Officer & Chief Medical Officer